Umpqua Holdings Corporation 4th Quarter 2022 Earnings Presentation January 23, 2023

2 Disclaimer FORWARD-LOOKING STATEMENTS This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction between Umpqua Holdings Corporation (“Umpqua”) and Columbia Banking System, Inc. (“Columbia”), the plans, objectives, expectations and intentions of Umpqua and Columbia, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and Umpqua’s and Columbia’s respective businesses, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, or any slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures, including on product pricing and services; success, impact, and timing of Umpqua’s and Columbia’s respective business strategies, including market acceptance of any new products or services and Umpqua and Columbia’s ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Umpqua and Columbia are parties; the outcome of any legal proceedings that may be instituted against Umpqua or Columbia; delays in completing the transaction; the failure to satisfy any of the conditions to the transaction on a timely basis or at all; changes in Umpqua’s or Columbia’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Umpqua and Columbia do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the ability to complete the transaction and integration of Umpqua and Columbia successfully; the dilution caused by Columbia’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Umpqua and Columbia. Additional factors that could cause results to differ materially from those described above can be found in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2022, June 30, 2022, and September 30, 2022, which are on file with the Securities and Exchange Commission (the “SEC”) and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financial information,” and in other documents Umpqua files with the SEC, and in Columbia’s Registration Statement on Form S-4, its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2022, June 30, 2022, and September 30, 2022, which are on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Umpqua nor Columbia assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

3 Disclaimer (cont.) NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Strategic Updates

Columbia and Umpqua Expect to Combine and Complete the Scheduled Core System Conversion in 1Q 2023

- Columbia and Umpqua expect the closing of our merger to take place after the close of business on February 28, 2023[1].
- Last spring, we bifurcated our integration planning activities to be separate from legal day 1 as a combined organization, which enabled us to complete necessary integration planning milestones that support our ability to meet our original scheduled core system conversion date in 1Q 2023.



Investor Milestones[2]
Internal Work[2]
4Q 2021 Combination Announced
1Q 2022 Received Shareholders' Approvals
4Q 2022 Received Federal Reserve Approval
4Q 2022 Agreements to Divest 10 Columbia Branches
1Q 2023 Received FDIC Approval
1Q 2023 Scheduled Completion of Branch Divestitures
1Q 2023 Scheduled Merger Close
1Q 2023 Scheduled Core System Conversion
Core Expense Run Rate Communicated
Conversations Begin
Due Diligence
IMO Established to Run Integration Planning Process
October 2021 – February 2023
Completed work includes organization design, systems selection, contract execution, procedure and policy alignment, culture work, and the planning and mapping activities necessary for technical conversions
March 1 Expected Legal Day 1
Rebranding Begins
Scheduled Core System Conversion
Branch Consolidations Begin
Other Integration Activities
Integration Complete

(1) Subject to the satisfaction of closing conditions under the merger agreement.

(2) Chart highlights select tasks and does not encompass all activity. Some milestones occur over a period of time and not a point in time as represented by the chart. Timing is not to scale.

5

6 Current Priorities: Integration and Growth ◦ The top priorities at Columbia and Umpqua are to prepare for and execute the seamless integration of our two banks following the closing without disrupting our externally focused associates’ ability to serve our customers and our communities and to generate new business. ◦ The establishment of the Integration Management Office (IMO) enables our respective front lines to remain focused on what they do best: generating balanced growth in loans, deposits, and fee-based products and services. ◦ We established the IMO to lead our integration, track against key milestones, and ultimately ensure a seamless experience for our teams and clients. The IMO enables the separation of integration responsibilities from growth initiatives, and its leadership team includes senior executives from both banks. ◦ Continued integration planning supports our scheduled Q1 2023 core system conversion, the timing of which has not changed since the October 2021 announcement of our intended combination. ◦ We remain confident our $135 million original cost-savings target will be achievable. ◦ Recent progress includes: ◦ Received remaining outstanding regulatory approvals. ◦ Set an expected closing date of February 28, 2023, subject to the satisfaction of closing conditions under the merger agreement. ◦ Completed first mock conversion and readiness review activities associated with the scheduled core system conversion. ◦ Following the pandemic-driven slow-down in non-PPP loan generation, each of Columbia and Umpqua re-established growth momentum in 2H 2020. ◦ Non-PPP loan growth at each bank accelerated in 2021 and held strong over the past year, with each bank’s respective growth rate in the double-digit range in 2022 excluding PPP loan runoff. ◦ We expect product synergies and our larger pro forma balance sheet, alongside the proven success of relationship-driven operating models at Columbia and Umpqua, to support a favorable growth profile at our combined organization post-closing. ◦ Enhanced loan portfolio granularity and diversification supports the pro forma bank’s risk profile and presents additional opportunities to expand existing verticals (e.g., healthcare and leasing). ◦ Opens opportunities to continue to expand organically in other Western markets as the larger bank is expected to be attractive to sophisticated customers and the talent needed to serve them. Integration Update Growth Update

Financial Highlights & Summary Financial Statements Q4 2022 & FY 2022

8 Total gross loans and leases increased $648 million or 2.5% as the majority of loan categories and business lines contributed to the quarter's net expansion. Q4 2022 Highlights (Compared to Q3 2022) Deposit balances increased by $249 million or 0.9%. The rising interest rate environment and the impact of inflationary pressures on customer spending contributed to a decline in non-interest bearing demand balances during the quarter that was offset by higher time balances. Net interest income increased by $18 million, and the net interest margin increased by 13 basis points to 4.01%. The increases are due to the favorable net impact of rising interest rates and higher average earning asset balances. The provision for credit losses of $33 million compares to a provision of $28 million for the third quarter of 2022. Net charge-offs were 0.19% of average loans and leases (annualized) and centered in the FinPac portfolio, where activity has begun to approach normalized levels after several quarters below its historical average. Non-interest income increased by $5.4 million, as a smaller loss related to the impact of interest rates on fair value accounting and hedges was partially offset by lower residential mortgage gain-on-sale income. Non-interest expense increased by $17 million due primarily to higher merger-related expenses and a $4.9 million accrual for state and local business taxes that is not expected to repeat. Non-performing assets to total assets was 0.18%, compared to 0.16% at September 30, 2022. Estimated total risk-based capital ratio of 13.7% and estimated tier 1 risk-based capital ratio of 11.0%. Declared a quarterly cash dividend of $0.21 per common share on January 11, 2023, payable February 6, 2023, to holders of record as of January 23, 2023.

Performance Ratios

		For the year ended		For the quarter ended				
		FY 2022	FY 2021	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Reported	Net interest margin (1)	3.62 %	3.18 %	4.01 %	3.88 %	3.41 %	3.14 %	3.15 %
	Efficiency ratio	57.83 %	59.53 %	57.24 %	56.07 %	59.12 %	59.02 %	63.10 %
	Pre-provision net revenue (PPNR) return on average assets (3)	1.73 %	1.70 %	1.82 %	1.80 %	1.64 %	1.67 %	1.50 %
	Return on average assets	1.09 %	1.39 %	1.04 %	1.09 %	1.04 %	1.21 %	1.13 %
	Return on average common equity	13.07 %	15.56 %	13.50 %	12.99 %	12.20 %	13.62 %	12.90 %
	Return on average tangible common equity (3)	13.11 %	15.63 %	13.53 %	13.02 %	12.23 %	13.66 %	12.94 %
Operating	Adjusted net interest margin (1), (2)	3.58 %	3.05 %	4.00 %	3.85 %	3.38 %	3.06 %	3.04 %
	Operating efficiency ratio (3)	55.66 %	58.30 %	52.01 %	51.72 %	58.27 %	62.02 %	59.61 %
	Operating PPNR return on average assets (3)	1.83 %	1.73 %	2.10 %	2.12 %	1.66 %	1.43 %	1.58 %
	Operating return on average assets (3)	1.17 %	1.41 %	1.24 %	1.33 %	1.06 %	1.03 %	1.23 %
	Operating return on average common equity (3)	13.97 %	15.86 %	16.14 %	15.86 %	12.46 %	11.58 %	13.98 %
	Operating return on average tangible common equity (3)	14.00 %	15.93 %	16.18 %	15.90 %	12.49 %	11.62 %	14.03 %

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided on slide 14 as Net Interest Margin excluding acquired loan accretion and PPP.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

UMPQUA BANK

9

Summary Income Statement

(in millions)	For the year ended		For the quarter ended				
	FY 2022	FY 2021	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net interest income before provision	$1,070.0	$919.6	$305.5	$287.6	$248.2	$228.8	$233.4
Provision (recapture) for credit losses	84.0	(42.7)	32.9	27.6	18.7	4.8	(0.7)
Net interest income after provision	**986.0**	**962.3**	**272.5**	**260.0**	**229.5**	**224.0**	**234.1**
Non-interest income	199.5	356.3	34.9	29.4	55.2	80.0	82.7
Non-interest expense	735.0	760.5	195.0	178.0	179.6	182.4	199.7
Income before provision for income taxes	**450.6**	**558.2**	**112.4**	**111.5**	**105.1**	**121.5**	**117.1**
Provision for income taxes	113.8	137.9	29.5	27.5	26.5	30.3	28.8
Net income	**$336.8**	**$420.3**	**$83.0**	**$84.0**	**$78.6**	**$91.2**	**$88.4**
Earnings per share, diluted	**$1.55**	**$1.91**	**$0.38**	**$0.39**	**$0.36**	**$0.42**	**$0.41**
Pre-provision net revenue (1), (2)	**$534.6**	**$515.5**	**$145.4**	**$139.1**	**$123.8**	**$126.3**	**$116.4**
Operating pre-provision net revenue (1), (2)	**$565.0**	**$522.4**	**$167.1**	**$163.8**	**$126.0**	**$108.1**	**$122.6**
Operating net income (2)	**$359.7**	**$428.2**	**$99.2**	**$102.6**	**$80.3**	**$77.6**	**$95.8**
Operating earnings per share, diluted (2)	**$1.65**	**$1.95**	**$0.46**	**$0.47**	**$0.37**	**$0.36**	**$0.44**

Footnotes:
Tables may not foot due to rounding.
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

UMPQUA BANK
10

Selected Period-End Balance Sheet

(in millions)	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Total assets	$31,848.6	$31,472.0	$30,135.7	$30,637.1	$30,640.9
Interest bearing cash and temporary investments	967.3	1,232.4	687.2	2,358.3	2,539.6
Investment securities available for sale, fair value	3,196.2	3,136.4	3,416.7	3,638.1	3,870.4
Loans and leases, gross	26,156.0	25,508.0	24,432.7	22,975.8	22,553.2
Allowance for credit losses on loans and leases	(301.1)	(283.1)	(261.1)	(248.6)	(248.4)
Other intangible assets, net	4.7	5.8	6.8	7.8	8.8
Deposits	27,065.6	26,817.1	26,132.4	26,699.6	26,594.7
Securities sold under agreements to repurchase	308.8	383.6	528.0	499.5	492.2
Borrowings	906.2	756.2	6.3	6.3	6.3
Total shareholders' equity	2,479.8	2,417.5	2,518.3	2,607.6	2,749.3
Ratios and Per-Share Metrics:					
Loan to deposit ratio	96.6%	95.1%	93.5%	86.1%	84.8%
Book value per common share	$11.42	$11.14	$11.60	$12.02	$12.69
Tangible book value per common share [(1)]	$11.40	$11.11	$11.57	$11.98	$12.65
Tangible book value per common share, excluding AOCI [(1)]	$13.37	$13.18	$12.99	$12.83	$12.64
Tangible common equity to tangible assets [(1)]	7.8%	7.7%	8.3%	8.5%	8.9%
Tangible common equity to tangible assets, excluding AOCI [(1)]	9.1%	9.1%	9.4%	9.1%	8.9%

Footnotes:
Tables may not foot due to rounding. AOCI = Accumulated other comprehensive income.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

UMPQUA BANK

11

Income Statement Highlights & Segment Financials Q4 2022

13 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Net Interest Income $233.4 $228.8 $248.2 $287.6 $305.5 Accretion Related to Acquired Loans (1.6) (1.4) (1.1) (0.8) (0.4) PPP Accrued Interest (1.4) (0.7) (0.4) (0.2) (0.1) PPP Processing Fees (9.6) (6.1) (2.4) (2.2) (0.5) Net Interest Income excluding acquired loan accretion and PPP $220.8 $220.6 $244.3 $284.4 $304.5 Net Interest Income Net Interest Income $233.4 $228.8 $248.2 $287.6 $305.5 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $200.0 $210.0 $220.0 $230.0 $240.0 $250.0 $260.0 $270.0 $280.0 $290.0 $300.0 $310.0 $320.0 Net Interest Income excluding acquired loan accretion and PPP $220.8 $220.6 $244.3 $284.4 $304.5 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $200.0 $210.0 $220.0 $230.0 $240.0 $250.0 $260.0 $270.0 $280.0 $290.0 $300.0 $310.0 (in m ill io ns ) (in m ill io ns )

Net Interest Margin



Net Interest Margin Comparison
4.00%
3.00%
2.00%
1.00%
—%
3.15% 3.04%
3.14% 3.06%
3.41% 3.38%
3.88% 3.85%
4.01% 4.00%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Net Interest Margin
Net Interest Margin excluding acquired loan accretion and PPP



Net Interest Margin
Q3 2022 vs Q4 2022
3.88%
0.47%
0.07%
(0.30)%
(0.12)%
0.01%
4.01%
Q3 2022 Reported
LHFI - Not PPP/PAA²
Investments & IB Cash
Deposits
Debt & TRUPS
Other Inputs
Q4 2022 Reported

	FY 2021	FY 2022	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
Net Interest Margin	**3.18 %**	**3.62 %**	**3.15 %**	**3.14 %**	**3.41 %**	**3.88 %**	**4.01 %**
Accretion Related to Acquired Loans	(0.03)%	(0.01)%	(0.02)%	(0.02)%	(0.01)%	(0.01)%	(0.01)%
Accretion Related to Net PPP Impact[1]	(0.10)%	(0.03)%	(0.09)%	(0.06)%	(0.02)%	(0.02)%	0.00 %
Net Interest Margin excluding acquired loan accretion and PPP	**3.05 %**	**3.58 %**	**3.04 %**	**3.06 %**	**3.38 %**	**3.85 %**	**4.00 %**

NIM – MBS & CMO Premium Amortization & Recapture Details

	FY 2021	FY 2022	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022
MBS & CMO Premium in $ millions (Amortization)/Recapture	($9.7mm)	($1.1mm)	($2.3mm)	$0.3mm	($1.3mm)	$0.0mm	($0.1mm)
Net NIM Impact in basis points (Dilutive)/Accretive	(0.03) %	0.00 %	(0.03) %	0.00 %	(0.02) %	0.00 %	0.00 %

UMPQUA BANK

Footnotes:
1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees.
2. Chart Abbreviations: LHFI = loans held for investment; PPP = Paycheck Protection Program; PAA = purchase accounting adjustments.

14

Interest Rate Sensitivity: Loans

Loan Repricing Detail[1, 2]					
(in millions)		Q3 2022	Q4 2022	Q3 2022	Q4 2022
Fixed	$	**8,702**	$ **8,981**	**34 %**	**34 %**
Prime		1,809	1,801	7 %	7 %
1 Month		5,885	6,143	23 %	24 %
Floating		**7,694**	**7,944**	**30 %**	**31 %**
Prime		305	302	1 %	1 %
6 month		5,415	5,593	21 %	21 %
1 Year		1,256	1,226	5 %	5 %
3 Year		168	160	1 %	1 %
5 Year		1,299	1,265	5 %	5 %
10 Year		637	650	3 %	2 %
Adjustable		**9,080**	**9,196**	**36 %**	**35 %**
Total	$	**25,476**	$ **26,121**	**100 %**	**100 %**

Loan Maturities at December 31, 2022							
(in millions)	<=6 Mos	7 to 12 Mos	13 to 24 Mos	25 to 36 Mos	37 to 60 Mos	61+ Mos	Total
Fixed	$ 1,441	$ 113	$ 336	$ 542	$ 1,243	$ 5,306	$ 8,981
Floating	710	603	904	418	1,220	4,089	7,944
Adjustable	24	34	92	219	444	8,383	9,196
Total	**$ 2,175**	**$ 750**	**$ 1,332**	**$ 1,179**	**$ 2,907**	**$ 17,778**	**$ 26,121**

Floors: Floating and Adjustable Rate Loans at December 31, 2022[3, 4]				
(in millions)	No Floor	At Floor	Above Floor	Total
Floating	$5,024	$1	$2,919	$7,944
Adjustable	1,211	82	7,903	9,196
Total	**$6,235**	**$83**	**$10,822**	**$17,140**
% of Total	***37%***	***—%***	***63%***	***100%***

Footnotes:

1. Index rates are mapped to the closest material index.
2. Deferred fees and costs drive variances between loan totals on this slide and loan totals in the earnings press release.
3. Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on December 31, 2022. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.
4. We no longer disclose the required upward interest rate changes necessary to move loans off their floors as this category has declined to only $83 million as of December 31, 2022, and the impact to net interest income when they reprice off their existing floors is relatively de minimis.

UMPQUA BANK

15

Interest Rate Sensitivity: Balance Sheet

December 31, 2022: Interest Rate Simulation Impact on Net Interest Income[1, 2]

	Ramp Year 1	Ramp Year 2	Shock Year 1	Shock Year 2
Up 200 basis points	1.1%	4.2%	2.7%	5.6%
Up 100 basis points	0.6%	2.2%	1.4%	2.9%
Down 100 basis points	(2.4)%	(6.0)%	(4.9)%	(6.9)%
Down 200 basis points	(5.1)%	(12.9)%	(10.6)%	(14.8)%
Down 300 basis points	(7.8)%	(19.7)%	(16.3)%	(22.6)%

September 30, 2022: Interest Rate Simulation Impact on Net Interest Income[1, 2]

	Ramp Year 1	Ramp Year 2	Shock Year 1	Shock Year 2
Up 200 basis points	2.0%	6.8%	4.5%	8.6%
Up 100 basis points	1.0%	3.5%	2.3%	4.3%
Down 100 basis points	(3.1)%	(7.8)%	(6.4)%	(8.8)%
Down 200 basis points	(6.5)%	(16.1)%	(13.6)%	(18.0)%
Down 300 basis points	(10.2)%	(23.5)%	(19.9)%	(26.2)%

Deposit Repricing Betas During the Current Rising-Rate Cycle

	Effective Fed Funds Rate (Daily Avg.)	Cost of Umpqua Deposits: Interest-Bearing	Cost of Umpqua Deposits: Total	Avg Non-Int Bearing Deposits as % of Total
Q4 2022	3.65%	0.77%	0.46%	40.3%
Q3 2022	2.20%	0.23%	0.14%	42.3%
Q2 2022	0.76%	0.11%	0.06%	42.0%
Q1 2022	0.12%	0.10%	0.06%	41.3%
Q4 2021	0.08%	0.11%	0.06%	41.7%
Variance: Peak (Peak Value less Q4 2021)	+3.57%	+0.66%	+0.40%	
Umpqua Beta - Cycle-to-Date		**18%**	**11%**	

Deposit Repricing Betas During the Last Rising-Rate Cycle[3]

	Effective Fed Funds Rate (Daily Avg.)	Cost of Umpqua Deposits: Interest-Bearing	Cost of Umpqua Deposits: Total	Avg Non-Int Bearing Deposits as % of Total
Q3 2019	2.20%	1.19%	0.82%	31.0%
Q2 2019	2.40%	1.16%	0.81%	30.3%
Q3 2015	0.14%	0.24%	0.17%	29.5%
Variance: Peak (Peak Value less Q3 2015)	+2.26%	+0.95%	+0.65%	
Umpqua Beta (based on peak Umpqua deposit rate)[3]		**42%**	**29%**	

Footnotes:

1. For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition of the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.
2. The simulation repricing beta applied to interest-bearing deposits in the rising rate scenarios is 53% for the December 31, 2022 simulation and 51% for the September 30, 2022 simulation. Betas applied are for future repricing assuming future rate changes, and the simulations assume an immediate repricing impact.
3. Deposit repricing betas are calculated between Q3 2015 and Q3 2019. We use Q3 2019 as our end point despite a 50-basis point reduction in the fed funds target rate (reflected by a 20-basis point reduction in the daily average of the effective funds rate) during the quarter as it represents our peak deposit costs during the last rising rate cycle and it captures the repricing lag effect.

UMPQUA BANK

16

17 Non-Interest Income Footnotes: Tables may not foot due to rounding. 1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue. (in millions) For the year ended For the quarter ended FY 2022 FY 2021 Q4 2022 Q3 2022 Q2 2022 Q1 2022 Q4 2021 Service charges on deposits $48.4 $42.1 $12.1 $12.6 $12.0 $11.6 $11.2 Card-based fees 37.4 36.1 9.0 9.1 10.5 8.7 9.4 Brokerage revenue 0.1 5.1 0.0 0.0 0.0 0.0 0.0 Residential mortgage banking revenue, net 106.9 186.8 (1.8) 17.3 30.5 60.8 43.2 (Loss) gain on equity securities, net (7.1) (1.5) 0.3 (2.6) (2.1) (2.7) (0.5) Gain on loan and lease sales, net 6.7 15.7 1.5 1.5 1.3 2.3 4.8 BOLI income 8.3 8.3 2.0 2.0 2.1 2.1 2.1 Other Income Commercial product revenue¹ $21.0 $23.6 $5.3 $6.4 $4.1 $5.3 $9.0 Commercial servicing revenue 3.1 2.9 0.9 0.7 0.7 0.8 0.7 Loan-related fees 12.5 11.7 3.2 3.2 3.1 3.1 3.1 Change in fair value of certain loans held for investment (58.5) 3.0 4.2 (26.4) (15.2) (21.0) (2.7) Misc. Income 4.6 14.1 0.4 1.3 0.8 1.9 2.7 Swap Derivative Gain/(Loss) 16.3 8.4 (2.3) 4.2 7.3 7.0 (0.3)

Non-Interest Expense



Non-Interest Expense and Efficiency Ratio
(in millions)
$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
$199.7
63.1%
$182.4
59.0%
$179.6
59.1%
$178.0
56.1%
$195.0
57.2%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Non-interest expense
Efficiency ratio



Non-Interest Expense Bridge
(in millions)
$178.0
$(3.2)
$5.4
$0.6
$10.9
$3.3
$195.0
Q3 2022 Non-Interest Expense
Home Lending Direct Expense
State & Local Business Taxes
Exit & Disposal Costs
Merger-related Expenses
Other
Q4 2022 Non-Interest Expense

UMPQUA BANK

18

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net interest income	$ 305,030	$ 286,532	$ 247,009	$ 227,087	$ 231,250
Provision (recapture) for credit losses	32,948	27,572	18,692	4,804	(736)
Non-interest income					
Gain on sale of debt securities, net	—	—	—	2	4
Gain (loss) on equity securities, net	284	(2,647)	(2,075)	(2,661)	(466)
(Loss) gain on swap derivatives, net	(2,329)	4,194	7,337	7,047	(303)
Change in fair value of certain loans held for investment	4,192	(26,397)	(15,210)	(21,049)	(2,672)
Non-interest income (excluding above items)	34,362	36,769	34,461	35,650	42,812
Total non-interest income	36,509	11,919	24,513	18,989	39,375
Non-interest expense					
Merger related expenses	11,637	769	2,672	2,278	15,183
Exit and disposal costs	1,966	1,364	442	3,033	3,022
Non-interest expense (excluding above items)	167,267	154,320	148,946	148,423	150,587
Allocated expenses, net[1]	(1,905)	(39)	3,702	3,735	4,314
Total non-interest expense	178,965	156,414	155,762	157,469	173,106
Income before income taxes	129,626	114,465	97,068	83,803	98,255
Provision for income taxes	33,763	28,212	24,530	20,917	24,067
Net income	$ 95,863	$ 86,253	$ 72,538	$ 62,886	$ 74,188
Effective Tax Rate	26 %	25 %	25 %	25 %	24 %
Efficiency Ratio	52 %	52 %	57 %	64 %	64 %
Total assets	$ 31,577,603	$ 31,100,700	$ 29,721,590	$ 30,153,079	$ 30,155,058
Total loans and leases	$ 26,155,981	$ 25,507,951	$ 24,432,678	$ 22,975,761	$ 22,553,180
Total deposits	$ 26,937,431	$ 26,588,217	$ 25,925,294	$ 26,479,078	$ 26,370,568
Key Rates, end of period:					
10 year CMT	3.88 %	3.83 %	2.98 %	2.32 %	1.52 %
FHLMC 30 year fixed	6.42 %	6.70 %	5.70 %	4.67 %	3.11 %

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

19

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net interest income	$ 449	$ 1,072	$ 1,161	$ 1,676	$ 2,129
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	4,252	10,515	15,101	16,844	23,624
Servicing	9,184	9,529	9,505	9,140	9,457
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(4,986)	(4,978)	(4,961)	(5,347)	(5,311)
Changes due to valuation inputs or assumptions	(9,914)	16,403	10,899	40,149	15,415
MSR hedge loss	(348)	(14,128)	—	—	—
Non-interest income (excluding above items)	182	185	178	194	178
Total non-interest income	(1,630)	17,526	30,722	60,980	43,363
Non-interest expense					
Non-interest expense	14,112	21,511	27,514	28,696	30,919
Allocated expenses, net[1]	1,905	39	(3,702)	(3,735)	(4,314)
Total non-interest expense	16,017	21,550	23,812	24,961	26,605
Income before income taxes	(17,198)	(2,952)	8,071	37,695	18,887
Provision for income taxes	(4,299)	(739)	2,018	9,424	4,721
Net income	$(12,899)	$ (2,213)	$ 6,053	$28,271	$ 14,166
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	nm	116 %	75 %	40 %	58 %
Total assets	$271,036	$371,260	$414,104	$484,047	$485,878
Loans held for sale	$71,647	$148,275	$228,889	$309,946	$353,105
Total deposits	$128,181	$228,890	$207,129	$220,509	$224,117

(In Thousands)	For the Quarter Ended				
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Key Rates, end of period:					
10 year CMT	3.88 %	3.83 %	2.98 %	2.32 %	1.52 %
FHLMC 30 year fixed	6.42 %	6.70 %	5.70 %	4.67 %	3.11 %
LHFS Production Statistics:					
Closed loan volume for-sale	$ 216,833	$ 396,979	$ 576,532	$ 649,122	$ 871,268
Gain on sale margin	1.96%	2.65%	2.62%	2.59%	2.71%
Direct LHFS expense	$ 7,292	$ 10,465	$ 13,197	$ 14,296	$ 18,150
Direct LHFS expenses as % of volume	3.36 %	2.64 %	2.29 %	2.20 %	2.08 %
MSR Statistics:					
Residential mortgage loans serviced for others	$13,020,189	$12,997,911	$12,932,747	$12,810,574	$12,755,671
MSR, net	$ 185,017	$ 196,177	$ 179,558	$ 165,807	$ 123,615
MSR as % of serviced portfolio	1.42%	1.51%	1.39%	1.29%	0.97%

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

20

Balance Sheet Highlights Q4 2022

22 Q4 2022 Loan Roll Forward $25,508 $1,187 $81 ($453) ($154) ($14) $1 $26,156 Beginning Balance (9/30/2022) New Originations Net Advances/ Payments Payoffs Maturities PPP Other Ending Balance (12/31/2022) $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 $27,500 $ in millions

Loan and Lease Characteristics: Overall Portfolio and Q4 2022 Production

Mortgage

- Portfolio average loan size of $452,000
- 4Q22 average loan size of $413,000
- Portfolio average FICO of 761 and LTV of 63%
- 4Q22 average FICO of 769 and LTV of 67%
- Total delinquencies of 0.52%
- Annualized net charge-off rate of 0.00%

Non-owner Occupied CRE

- Portfolio average loan size of $2.1 million
- 4Q22 average loan size of $2.2 million
- Portfolio average LTV of 54% and DSC of 1.85
- 4Q22 average LTV of 52% and DSC of 1.77
- Total delinquencies of 0.11%
- Annualized net charge-off rate of 0.01%

Commercial & Industrial

- Portfolio average loan size of $772,000
- 4Q22 average loan size of $1.1 million
- Total delinquencies of 0.23%
- Annualized net charge-off rate of 0.01%

Portfolio Composition at December 31, 2022



Multifamily, 20%
Other Loan Categories, 12%
Non-OO CRE, 15%
Mortgage, 21%
Owner Occupied CRE, 10%
C&I, 16%
FinPac, 6%

Geographic Distribution at December 31, 2022



Other, 15%
Puget Sound, 15%
WA Other, 6%
Southern CA, 21%
Portland MSA, 13%
OR Other, 11%
Northern CA, 10%
Bay Area, 9%

Owner Occupied CRE

- Portfolio average loan size of $1.1 million
- 4Q22 average loan size of $2.0 million
- Portfolio average LTV of 57%
- 4Q22 average LTV of 68%
- Total delinquencies of 0.09%
- Annualized net charge-off rate of (0.02%)

Multifamily

- Portfolio average loan size of $2.4 million
- 4Q22 average loan size of $3.2 million
- Portfolio average LTV of 56% and DSC of 1.48
- 4Q22 average LTV of 52% and DSC of 1.32
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%

Lease & Equipment Finance (FinPac)

- Portfolio average loan & lease size of $40,000
- 4Q22 average loan & lease size of $61,000
- Portfolio average yield: ~10%
- Total delinquencies of 4.19%
- Annualized net charge-off rate of 2.84%

UMPQUA BANK

Footnotes:
Portfolio statistics and delinquencies as of December 31, 2022. Annualized net charge-off rate for Q4 2022. LTV (loan-to-value), FICO, and DSC (debt service coverage) are based on weighted average for portfolio. LTV represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

23

24 CRE and C&I Portfolio Composition Agriculture, 4.4% Contractors, 8.0% Finance/Insurance, 6.5% Manufacturing, 8.5% Professional, 5.9% Public Admin, 7.9% Rental & Leasing, 5.5% Retail, 3.1% Support Services, 4.9% Transportation/ Warehousing, 14.9% Wholesale, 9.0% Gaming, 6.9% Healthcare, 3.3% Other, 11.2% Office, 14.7% Multifamily, 45.0% Industrial, 12.8% Retail, 10.5% Special Purpose, 4.7% Hotel/Motel, 3.0% Other, 9.3% CRE Portfolio Composition $11.7 Billion at December 31, 2022 C&I Portfolio Composition $5.7 Billion at December 31, 2022 Footnotes: CRE portfolio composition includes non-owner occupied term and owner occupied term balances as well as multifamily balances. C&I portfolio composition includes term, lines of credit & other, and leases & equipment finance balances.

25 Current Expected Credit Loss (“CECL”) Footnotes: 1. Total includes $11.9 mm for Reserve for Unfunded Commitments 2. Total includes $14.2 mm for Reserve for Unfunded Commitments Loan Segment 9/30/2022 Q4 2022 Net Charge-offs Reserve build 12/31/2022 % of loans and leases outstanding Commercial $51,665 ($56) $5,013 $56,622 1.42 % Lease & Equipment Finance $102,746 ($11,957) $22,773 $113,562 6.66 % CRE $90,900 $35 ($5,915) $85,020 0.65 % Residential/Home Equity $44,177 ($29) $9,377 $53,525 0.74 % Consumer $5,430 ($503) $1,700 $6,627 4.29 % Total $294,918 ¹ ($12,510) $32,948 $315,356 ² 1.21% % of loans and leases outstanding 1.16% 1.21 % Allowance For Credit Losses ($ in 000’s) CECL Notes Used Moody’s November Consensus economic forecast Key Components of the Moody’s economic forecast include: • U.S. real GDP average annualized growth of 0.4% in 2023, 1.4% in 2024, 2.0% in 2025, and 2.0% in 2026 • U.S. unemployment rate average of 4.3% in 2023, 4.5% in 2024, 4.2% in 2025, and 3.9% in 2026 • The average federal funds rate is expected to be 4.9% in 2023, 4.0% in 2024, 2.9% in 2025, and 2.5% in 2026

26 Credit Quality Pr ov is io n or (R ec ap tu re ) Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision or (Recapture) Expense & Non-Performing Assets to Total Assets $(0.7) $4.8 $18.7 $27.6 $32.9 0.17% 0.14% 0.15% 0.16% 0.18% Provision or (recapture) expense Non Performing Assets To Total Assets Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $(40.0) $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l Lo an s C lassified A ssets / R B C Classified Assets 0.71% 0.87% 0.75% 0.74% 0.73% 7.0% 8.8% 7.8% 7.9% 7.8% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $261.2 $261.5 $273.9 $294.9 $315.4 1.16% 1.14% 1.12% 1.16% 1.21% Allowance for credit losses Allowance for credit losses to total loans and leases Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 1.75% 1.49% 1.47% 1.36% 2.84% 0.13% 0.10% 0.11% 0.11% 0.19% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 (0.50)% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.02% 0.00% 0.01% 0.02% 0.01%

27 Capital Management Footnotes: 1. Regulatory capital amounts and ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%). 3.“Excess” Capital defined as capital above thresholds above internal policy limits. All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits. Excess capital at the bank level is approximately $234mm¹. Holding company ratios are shown to the right. Declared a quarterly cash dividend of $0.21 per common share on January 11, 2023, payable February 6, 2023, to holders of record as of January 23, 2023. 7.8% 9.2% 11.0% 11.0% 13.7% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 1.8% 2.7% 2.0% 2.0% 1.7% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk-Based Tier 1 Risk-Based Total Risk-Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Focused on providing long term value for our shareholders

Appendix Non-GAAP Reconciliation

Non-GAAP Reconciliation: Tangible Capital

(In thousands, except per share data)		Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Total shareholders' equity	a	**$2,479,826**	**$2,417,514**	**$2,518,276**	**$2,607,598**	**$2,749,270**
Less: Other intangible assets, net		4,745	5,764	6,789	7,815	8,840
Tangible common shareholders' equity	b	2,475,081	2,411,750	2,511,487	2,599,783	2,740,430
Less: Accumulated other comprehensive income (AOCI)		(426,864)	(449,560)	(308,147)	(183,756)	1,759
Tangible common shareholders' equity, ex AOCI	c	$2,901,945	$2,861,310	$2,819,634	$2,783,539	$2,738,671
Total assets	d	**$31,848,639**	**$31,471,960**	**$30,135,694**	**$30,637,126**	**$30,640,936**
Less: Other intangible assets, net		4,745	5,764	6,789	7,815	8,840
Tangible assets	e	$31,843,894	$31,466,196	$30,128,905	$30,629,311	$30,632,096
Common shares outstanding at period end	f	**217,054**	**217,053**	**217,049**	**216,967**	**216,626**
Total shareholders' equity to total assets ratio	a / d	7.79 %	7.68 %	8.36 %	8.51 %	8.97 %
Tangible common equity ratio	b / e	7.77 %	7.66 %	8.34 %	8.49 %	8.95 %
Tangible common equity ratio, ex AOCI	c / e	9.11 %	9.09 %	9.36 %	9.09 %	8.94 %
Book value per common share	a / f	$11.42	$11.14	$11.60	$12.02	$12.69
Tangible book value per common share	b / f	$11.40	$11.11	$11.57	$11.98	$12.65
Tangible book value per common share, ex AOCI	c / f	$13.37	$13.18	$12.99	$12.83	$12.64

UMPQUA BANK

29

Non-GAAP Reconciliation: Umpqua - Consolidated

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net interest income [1]	c	$ 305,762	$ 287,933	$ 248,522	$ 229,117	$ 233,754
Non-interest income (GAAP)	d	$ 34,879	$ 29,445	$ 55,235	$ 79,969	$ 82,738
Less: non-interest income adjustments	a	8,115	22,575	(951)	(23,488)	(11,978)
Operating non-interest income (non-GAAP)	e	$ 42,994	$ 52,020	$ 54,284	$ 56,481	$ 70,760
Revenue (GAAP)	f	$ 340,641	$ 317,378	$ 303,757	$ 309,086	$ 316,492
Operating revenue (non-GAAP)	g	$ 348,756	$ 339,953	$ 302,806	$ 285,598	$ 304,514
Non-interest expense (GAAP)	h	$ 194,982	$ 177,964	$ 179,574	$ 182,430	$ 199,711
Less: non-interest expense adjustments	b	(13,603)	(2,133)	(3,114)	(5,311)	(18,205)
Operating non-interest expense (non-GAAP)	i	$ 181,379	$ 175,831	$ 176,460	$ 177,119	$ 181,506
Net income (GAAP)	j	$ 82,964	$ 84,040	$ 78,591	$ 91,157	$ 88,354
Provision for income taxes		29,464	27,473	26,548	30,341	28,788
Income before provision for income taxes		112,428	111,513	105,139	121,498	117,142
Provision (recapture) for credit losses		32,948	27,572	18,692	4,804	(736)
Pre-provision net revenue (PPNR) (non-GAAP)	k	145,376	139,085	123,831	126,302	116,406
Less: Non-interest income adjustments	a	8,115	22,575	(951)	(23,488)	(11,978)
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205
Operating PPNR (non-GAAP)	l	$ 167,094	$ 163,793	$ 125,994	$ 108,125	$ 122,633
Net income (GAAP)	j	$ 82,964	$ 84,040	$ 78,591	$ 91,157	$ 88,354
Less: Non-interest income adjustments	a	8,115	22,575	(951)	(23,488)	(11,978)
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205
Tax effect of adjustments		(5,459)	(6,116)	(480)	4,576	1,190
Operating net income (non-GAAP)	m	$ 99,223	$ 102,632	$ 80,274	$ 77,556	$ 95,771

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ —	$ —	$ —	$ 2	$ 4
Gain (loss) on equity securities, net		284	(2,647)	(2,075)	(2,661)	(466)
(Loss) gain on swap derivatives		(2,329)	4,194	7,337	7,047	(303)
Change in fair value of certain loans held for investment		4,192	(26,397)	(15,210)	(21,049)	(2,672)
Change in fair value of MSR due to valuation inputs or assumptions		(9,914)	16,403	10,899	40,149	15,415
MSR hedge loss		(348)	(14,128)	—	—	—
Total non-interest income adjustments	a	$ (8,115)	$ (22,575)	$ 951	$ 23,488	$ 11,978
Non-Interest Expense Adjustments						
Merger related expenses		$ 11,637	$ 769	$ 2,672	$ 2,278	$ 15,183
Exit and disposal costs		1,966	1,364	442	3,033	3,022
Total non-interest expense adjustments	b	$ 13,603	$ 2,133	$ 3,114	$ 5,311	$ 18,205

UMPQUA BANK

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

30

Non-GAAP Reconciliation: Umpqua - Consolidated (cont.)

(In Thousands, except per share data)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Select Per-Share & Performance Metrics						
Earnings-per-share - basic	j/r	$ 0.38	$ 0.39	$ 0.36	$ 0.42	$ 0.41
Earnings-per-share - diluted	j/s	$ 0.38	$ 0.39	$ 0.36	$ 0.42	$ 0.41
Efficiency ratio	h/f	57.24 %	56.07 %	59.12 %	59.02 %	63.10 %
PPNR return on average assets	k/n	1.82 %	1.80 %	1.64 %	1.67 %	1.50 %
Return on average assets	j/n	1.04 %	1.09 %	1.04 %	1.21 %	1.13 %
Return on average tangible assets	j/o	1.04 %	1.09 %	1.04 %	1.21 %	1.14 %
Return on average common equity	j/p	13.50 %	12.99 %	12.20 %	13.62 %	12.90 %
Return on average tangible common equity	j/q	13.53 %	13.02 %	12.23 %	13.66 %	12.94 %
Operating Per-Share & Performance Metrics						
Operating earnings-per-share - basic	m/r	$ 0.46	$ 0.47	$ 0.37	$ 0.36	$ 0.44
Operating earnings-per-share - diluted	m/s	$ 0.46	$ 0.47	$ 0.37	$ 0.36	$ 0.44
Operating efficiency ratio	i/g	52.01 %	51.72 %	58.27 %	62.02 %	59.61 %
Operating PPNR return on average assets	l/n	2.10 %	2.12 %	1.66 %	1.43 %	1.58 %
Operating return on average assets	m/n	1.24 %	1.33 %	1.06 %	1.03 %	1.23 %
Operating return on average tangible assets	m/o	1.24 %	1.33 %	1.06 %	1.03 %	1.23 %
Operating return on average common equity	m/p	16.14 %	15.86 %	12.46 %	11.58 %	13.98 %
Operating return on average tangible common equity	m/q	16.18 %	15.90 %	12.49 %	11.62 %	14.03 %

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Average Assets	n	$31,637,490	$30,668,177	$30,356,903	$30,597,413	$30,886,378
Less: Average goodwill and other intangible assets, net		5,298	6,343	7,379	8,407	9,491
Average tangible assets	o	$31,632,192	$30,661,834	$30,349,524	$30,589,006	$30,876,887
Average common shareholders' equity	p	$ 2,438,639	$ 2,567,266	$ 2,584,836	$ 2,715,059	$ 2,717,753
Less: Average goodwill and other intangible assets, net		5,298	6,343	7,379	8,407	9,491
Average tangible common equity	q	$ 2,433,341	$ 2,560,923	$ 2,577,457	$ 2,706,652	$ 2,708,262
Weighted average basic shares outstanding	r	217,054	217,051	217,030	216,782	216,624
Weighted average diluted shares outstanding	s	217,566	217,386	217,279	217,392	217,356

UMPQUA BANK
31

Non-GAAP Reconciliation: Core Banking Segment

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net interest income [1]	c	**$ 305,313**	**$ 286,861**	**$ 247,361**	**$ 227,441**	**$ 231,625**
Non-interest income (GAAP)	d	**$ 36,509**	**$ 11,919**	**$ 24,513**	**$ 18,989**	**$ 39,375**
Less: non-interest income adjustments	a	(2,147)	24,850	9,948	16,661	3,437
Operating non-interest income (non-GAAP)	e	**$ 34,362**	**$ 36,769**	**$ 34,461**	**$ 35,650**	**$ 42,812**
Revenue (GAAP)	f	**$ 341,822**	**$ 298,780**	**$ 271,874**	**$ 246,430**	**$ 271,000**
Operating revenue (non-GAAP)	g	**$ 339,675**	**$ 323,630**	**$ 281,822**	**$ 263,091**	**$ 274,437**
Non-interest expense (GAAP) [2]	h	**$ 178,965**	**$ 156,414**	**$ 155,762**	**$ 157,469**	**$ 173,106**
Less: non-interest expense adjustments	b	(13,603)	(2,133)	(3,114)	(5,311)	(18,205)
Operating non-interest expense (non-GAAP)	i	**$ 165,362**	**$ 154,281**	**$ 152,648**	**$ 152,158**	**$ 154,901**
Net income (GAAP)	j	$ 95,863	$ 86,253	$ 72,538	$ 62,886	$ 74,188
Provision for income taxes		33,763	28,212	24,530	20,917	24,067
Income before provision for income taxes		129,626	114,465	97,068	83,803	98,255
Provision (recapture) for credit losses		32,948	27,572	18,692	4,804	(736)
Pre-provision net revenue (PPNR) (non-GAAP)	k	**162,574**	**142,037**	**115,760**	**88,607**	**97,519**
Less: Non-interest income adjustments	a	(2,147)	24,850	9,948	16,661	3,437
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205
Operating PPNR (non-GAAP)	l	**$ 174,030**	**$ 169,020**	**$ 128,822**	**$ 110,579**	**$ 119,161**
Net income (GAAP)	j	**$ 95,863**	**$ 86,253**	**$ 72,538**	**$ 62,886**	**$ 74,188**
Less: Non-interest income adjustments	a	(2,147)	24,850	9,948	16,661	3,437
Add: Non-interest expense adjustments	b	13,603	2,133	3,114	5,311	18,205
Tax effect of adjustments		(2,893)	(6,685)	(3,205)	(5,461)	(2,664)
Operating net income (non-GAAP)	m	**$ 104,426**	**$ 106,551**	**$ 82,395**	**$ 79,397**	**$ 93,166**

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ —	$ —	$ —	$ 2	$ 4
Gain (loss) on equity securities, net		284	(2,647)	(2,075)	(2,661)	(466)
(Loss) gain on swap derivatives		(2,329)	4,194	7,337	7,047	(303)
Change in fair value of certain loans held for investment		4,192	(26,397)	(15,210)	(21,049)	(2,672)
Total non-interest income adjustments	a	**$ 2,147**	**$(24,850)**	**$ (9,948)**	**$(16,661)**	**$ (3,437)**
Non-interest Expense Adjustments						
Merger related expenses		$11,637	$ 769	$ 2,672	$ 2,278	$ 15,183
Exit and disposal costs		1,966	1,364	442	3,033	3,022
Total non-interest expense adjustments	b	**$13,603**	**$ 2,133**	**$ 3,114**	**$ 5,311**	**$ 18,205**
Efficiency ratio	h/f	52.36 %	52.35 %	57.29 %	63.90 %	63.88 %
Operating efficiency ratio	i/g	48.68 %	47.67 %	54.16 %	57.83 %	56.44 %
Core Banking net income / Consolidated net income		115.55 %	102.63 %	92.30 %	68.99 %	83.97 %
Core Banking operating net income / Consolidated operating net income		105.24 %	103.82 %	102.64 %	102.37 %	97.28 %

UMPQUA BANK

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

32

Non-GAAP Reconciliation: Mortgage Banking Segment

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net interest income	c	$ 449	$ 1,072	$ 1,161	$ 1,676	$ 2,129
Non-interest income (GAAP)	d	$ (1,630)	$ 17,526	$ 30,722	$ 60,980	$ 43,363
Less: non-interest income adjustments	a	10,262	(2,275)	(10,899)	(40,149)	(15,415)
Operating non-interest income (non-GAAP)	e	$ 8,632	$ 15,251	$ 19,823	$20,831	$27,948
Revenue (GAAP)	f	$ (1,181)	$ 18,598	$ 31,883	$ 62,656	$ 45,492
Operating revenue (non-GAAP)	g	$ 9,081	$ 16,323	$ 20,984	$ 22,507	$ 30,077
Non-interest expense (GAAP) [(1)]	h	$ 16,017	$ 21,550	$ 23,812	$ 24,961	$ 26,605
Less: non-interest expense adjustments	b	—	—	—	—	—
Operating non-interest expense (non-GAAP)	i	$ 16,017	$ 21,550	$ 23,812	$ 24,961	$ 26,605
Net income (GAAP)	j	$ (12,899)	$ (2,213)	$ 6,053	$ 28,271	$ 14,166
Provision for income taxes		(4,299)	(739)	2,018	9,424	4,721
Income before provision for income taxes		(17,198)	(2,952)	8,071	37,695	18,887
Provision for credit losses		—	—	—	—	—
Pre-provision net revenue (PPNR) (non-GAAP)	k	(17,198)	(2,952)	8,071	37,695	18,887
Less: Non-interest income adjustments	a	10,262	(2,275)	(10,899)	(40,149)	(15,415)
Add: Non-interest expense adjustments	b	—	—	—	—	—
Operating PPNR (non-GAAP)	l	$ (6,936)	$ (5,227)	$ (2,828)	$ (2,454)	$ 3,472
Net income (GAAP)	j	$ (12,899)	$ (2,213)	$ 6,053	$ 28,271	$ 14,166
Less: Non-interest income adjustments	a	10,262	(2,275)	(10,899)	(40,149)	(15,415)
Add: Non-interest expense adjustments	b	—	—	—	—	—
Tax effect of adjustments		(2,566)	569	2,725	10,037	3,854
Operating net income (non-GAAP)	m	$ (5,203)	$ (3,919)	$ (2,121)	$ (1,841)	$ 2,605

(In Thousands)		For the Quarter Ended				
		Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Non-Interest Income Adjustments						
Change in fair value of MSR due to valuation inputs or assumptions		$(9,914)	$16,403	$10,899	$40,149	$15,415
MSR hedge loss		(348)	(14,128)	—	—	—
Total non-interest income adjustments	a	$(10,262)	$ 2,275	$10,899	$40,149	$15,415
Total non-interest expense adjustments	b	$ —	$ —	$ —	$ —	$ —
Efficiency ratio	h/f	nm	115.87 %	74.69 %	39.84 %	58.48 %
Operating efficiency ratio	i/g	176.38 %	132.02 %	113.48 %	110.90 %	88.46 %
Mortgage Banking net income / Consolidated net income		(15.55)%	(2.63)%	7.70 %	31.01 %	16.03 %
Mortgage Banking operating net income / Consolidated operating net income		(5.24)%	(3.82)%	(2.64)%	(2.37)%	2.72 %

UMPQUA BANK

Footnotes:
(1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

33